Exhibit 10.7
STANDARD OFFICE/MULTI-TENANT LEASE — NNN
by and between
GRANITE CREEK BUSINESS CENTER
(“Landlord”)
and
VirnetX, INC.
(“Tenant”)
For the approximately 995 sq. ft. premises at
5615 Scotts Valley Drive, Suite 110, Scotts Valley, California

TABLE OF CONTENTS

Page

1. PARTIES	1

2. PREMISES	1

3. DEFINITION	1

A. Alterations	1

B. Building	1

C. Commencement Date	1

D. Common Area	1

E. HVAC	`1

F. Interest Rate	2

G. Landlord’s Agents	2

H. Monthly Rent	2

I. Outside Area	2

J. Project	2

Page

I. Gender; Singular, Plural	25

J. Binding Effect	25

K. Waiver	25

L. Entire Agreement	25

M. Authority	25

N. Exhibits	26

O. Lease Summary	26

Exhibits

-i-

LEASE AGREEMENT
1. Parties. THIS LEASE (the “Lease”), dated March 15, 2006 is entered into by and between Granite Creek Business Center, a California general partnership (“Landlord”), whose address is c/o Toeniskoetter & Breeding, Inc., Development, 1960 The Alameda, San Jose, CA 95126 and VirnetX Inc., a Delaware Corporation (“Tenant”), whose address is 157 Provincetown Court, Aptos, California 95003.
2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of approximately nine hundred ninety-five (995) rentable square feet, as shown in EXHIBIT A (the “Premises”) in that certain building, commonly known as 5615 Scotts Valley Drive (the “Building”), as further defined in Paragraph 3.B., in the City of Scotts Valley (the “City”), County of Santa Cruz, (the “County”), California, together with a right in common to the Common Area as defined in Paragraph 3.D., and a right in common to the Outside Area, as defined in Paragraph 3.1. Tenant’s right to use the Common Area and Outside Area shall be a right in common with other tenants of the Building.
3. Definition. The following terms shall have the following meanings in this Lease:
A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date.
B. Building. That certain building on the Project consisting of approximately thirty-two thousand (32,000) rentable square feet.
C. Commencement Date. The Commencement Date of this Lease shall be the first day of the Term determined in accordance with Paragraph 4.A.
D. Common Area. All areas and facilities within the Building provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of any part of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Common Area.
E. HVAC. Heating, ventilating and air conditioning.

F. Interest Rate.  Twelve percent (12%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.
G. Landlord’s Agents.  Landlord’s authorized agents, partners, subsidiaries, directors, officers, and employees.
H. Monthly Rent.  The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease.
I. Outside Area.  All areas and facilities within the Project, exclusive of the interior of the Building and the Adjacent Buildings, provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Project, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.
J. Project.  That certain real property described in EXHIBIT B consisting of approximately 5.35 acres, upon which are located the Building, together with two (2) buildings of approximately fifty-eight thousand (58,000) total rentable square feet (the “Adjacent Buildings”).
K. Real Property Taxes.  Any form of assessment, property tax, fee, rent tax, or penalty (if a result of Tenant’s delinquency), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Project or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants; (ii) upon any legal or equitable interest of Landlord in the Project or the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area.
L. Rent.  Monthly Rent plus the Additional Rent defined in Paragraph 5.B.
M. Security Deposit.  That amount paid by Tenant pursuant to Paragraph 7.

N. Sublet.  Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant’s interest in the Lease or in and to all or a portion of the Premises.
O. Subrent.  Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Tenant’s assets.
P. Subtenant.  The person or entity with whom a Sublet agreement is proposed to be or is made.
Q. Tenant Improvements.  Those certain improvements to the Premises to be constructed by Landlord pursuant to Paragraph 9.
R. Tenant Improvements Allowance.  That allowance to be provided by Landlord for construction of the Tenant Improvements.
S. Tenant’s Percentage.
(i) Tenant’s Building Percentage.  The percentage of the area of the Premises to the total area of the Building.  Tenant’s Building Percentage is agreed to be three and 11/100 percent (3.11%) for the purpose of this Lease.
(ii) Tenant’s Project Percentage.  The percentage of the area of the Premises to the total area of all of the buildings on the Project.  Tenant’s Project Percentage is agreed to be one and 11/100 percent (1.11%) for the purpose of this Lease.
T. Tenant’s Personal Property.  Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.
U. Term.  The term of this Lease set forth in Paragraph 4.A., as it may be extended hereunder pursuant to any options to extend granted herein.
V. Consent.  Where consent is required herein by either party, such consent shall not be unreasonably withheld or delayed.

4. Lease Term.
A. Term.  The Term of this Lease shall be twelve (12) months, commencing April 1, 2006 (the “Commencement Date”) and ending March 31, 2007, subject to any sooner termination of this Lease pursuant to the terms hereof.  Tenant agrees that if Landlord, for any reason whatsoever, is unable to deliver possession of the Premises by April 1, 2006, Landlord shall not be liable to Tenant for any loss or damage therefrom, nor shall this Lease be void or voidable.  In such event, the Commencement Date, termination date and all other dates of this Lease shall be extended to conform to the date of Landlord’s tender of possession of the Premises to Tenant and Tenant shall not be obligated to pay Monthly Rent or other sums due Landlord hereunder until possession of the Premises is tendered to Tenant.
B. Early Entry.  If Tenant is permitted to enter the Premises prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Rent, which shall commence on the Commencement Date.  Landlord shall have the right to impose such additional conditions on Tenant’s early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant’s early entry.
5. Rent.
A. Monthly Rent.  Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, net Monthly Rent in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand in accordance with the schedule set forth below.  Additionally, Tenant shall pay, as and with the net Monthly Rent, Tenant’s Building Percentage of the estimated monthly Common Area Expenses and Tenant’s Project Percentage of the estimated monthly Outside Area Expenses, as set forth in Paragraph 17.C., and Tenant’s Building Percentage of the monthly cost of insurance premiums required pursuant to Paragraph 21.C., as adjusted from time to time hereunder.  Tenant shall deposit with Landlord upon execution of this Lease One Thousand One Hundred Forty-Four and 25/100 Dollars ($1,144.25) to be applied toward the net Monthly Rent due for the first month of the Term.

Months of Term	Net Monthly Rent

April 1, 2006 – May 31, 2006	$0.00 *
June 1, 2006 – October 31, 2006	$1,144.25/month
November 1, 2006 – March 31, 2007	$1,243.75/month

*	Triple net expenses to be paid during free rent period
B. Additional Rent.  All monies required to be paid by Tenant under this Lease, including, without limitation, Real Property Taxes pursuant to Paragraph 15, Outside Area and Common Area Expenses pursuant to Paragraph 17, and insurance premiums pursuant to Paragraph 21, shall be deemed Additional Rent.
6. Late Payment Charges.  Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix.  Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days of becoming due, then Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.
Initials:
Landlord           Tenant
7. Security Deposit.  Upon execution of this Lease, Tenant shall deposit with Landlord the sum of One Thousand Two Hundred Forty Three and 75/100 Dollars ($1,243.75) as a Security Deposit.  The Security Deposit shall be held by Landlord as security for the full and faithful performance of every provision of this Lease to be performed by Tenant.  If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law.  If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the later of the termination of the Lease or the surrender of the Premises by Tenant.

8. Holding Over.  If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term.  If Tenant remains in possession either with or without Landlord’s consent, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease.  Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.
9. Tenant Improvements.  None – Premises delivered in as-is condition.
10. Condition of Premises.  By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances.  Any damage to the Premises caused by Tenant’s move-in shall be repaired or corrected by Tenant, at its expense.  Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease.
11. Use of the Premises.
A. Tenant’s Use.  Tenant shall use the Premises solely for general office purposes and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord.
B. Compliance.
(i) Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises or the Project.  Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property.  Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided.  Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the building.

(ii) In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”) as they may be amended from time to time (collectively “Toxic Materials”).  If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises.  Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with its storage, use and disposal of Toxic Materials.  Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against any and all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and the Project and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials on the Premises.  Tenant’s obligations hereunder shall survive the termination of this Lease.
12. Quiet Enjoyment.  Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.
13. Alterations.  After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for nonstructural Alterations that do not impact the Building systems nor exceed One Thousand Dollars ($1,000.00) in cost, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any: (i) Alterations to the exterior of the Building; (ii) Alterations to and penetrations of the roof of the Building; and (iii) Alterations visible from outside the Premises, including the Common Area, to which Landlord may withhold Landlord’s consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant’s sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises.  All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s Personal Property; provided, however, that if Landlord informed Tenant at the time of its approval of any Alterations that Tenant would be required to remove such Alterations from the Premises at the expiration or sooner termination of this Lease, then Tenant shall, at Tenant’s expense, remove such Alterations from the Premises at the expiration or sooner termination of this Lease and restore the Premises to their condition existing prior to the installation of such Alterations.  Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises.  Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.
14. Surrender of the Premises.  Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired if damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electric systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord.  Tenant shall remove from the Premises all of Tenant’s Alterations required to be removed pursuant to Paragraph 13 and all Tenant’s Personal Property, and repair any damage and perform any restoration work caused by such removal.  If Tenant fails to remove such Alterations and Tenant’s Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account.  Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord.  If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, including attorneys’ fees and costs, resulting from delay by Tenant in so surrendering the Premises.
Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair, and janitorial practices.  It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

15. Real Property Taxes.
A. Payment by Tenant.  On or before April 1 and December 1 of each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Project Percentage of all Real Property Taxes as set forth on the County assessor’s tax statement for the Project.  Landlord shall give Tenant at least fifteen (15) days’ prior written notice of the amount so due.  Upon Landlord’s receipt of the Real Property Tax payment from Tenant and other tenants of the Property, Landlord shall pay the taxes to the County.  If Tenant fails to pay Tenant’s Project Percentage of the Real Property Taxes on or before April 1 and December 1, respectively, Tenant shall pay to Landlord any penalty incurred by such late payment.  Tenant shall pay Tenant’s Project Percentage of any Real Property Tax not included within the County tax assessor’s tax statement within thirty (30) days after being billed for same by Landlord.  The foregoing dates are based on the dates established by the County as the dates on which Real Property Taxes become delinquent if not paid.  If such delinquency dates change, the dates on which Tenant must pay Tenant’s Project Percentage of such taxes shall be at least ten (10) days prior to the delinquency dates.  Notwithstanding the foregoing, at any time, upon prior written notice to Tenant, Landlord shall have the right to require that Tenant pay one-twelfth (1/12th) of the Real Property Taxes payments to Landlord directly, on the first (1st) day of each calendar month.  Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants.  It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for purposes of this Lease.
B. Taxes on Tenant Improvements and Personal Property.  Tenant shall pay any increase in Real Property Taxes resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant.  Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant’s Personal Property in, on or about the Premises or elsewhere.  When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.
C. Proration.  Tenant’s liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term.  With respect to any assessments which may be levied against or upon the Property, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises.

16. Utilities and Services.  Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.  If such utilities are not separately metered to the Premises, Landlord shall bill Tenant for Tenant’s pro rata share based on Tenant’s Building Percentage or other equitable basis as determined by Landlord.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord.
17. Repair and Maintenance.
A. Landlord’s Obligations.  Landlord shall keep in good order, condition and repair, at Landlord’s sole cost and expense, the roof membrane and the structural parts of the Building, which structural parts include only the foundation, subflooring, roof structure, exterior walls and exterior plumbing, except that any damage thereto caused by the negligence or willful misconduct of Tenant or Tenant’s agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant’s agents, employees or contractors, shall be repaired at Tenant’s expense.  Landlord shall also maintain in good order, condition and repair the Common Areas of the Building and the Outside Area of the Project and Tenant shall reimburse Landlord for the cost thereof as provided in Paragraphs 17.C and 17.D.  The manner in which the Common Area and the Outside Area shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord.  Landlord shall at all times have exclusive control of the Common Area and Outside Area and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Common Area and Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration or location of the Common Area and Outside Area.  In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business.  Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.
B. Tenant’s Obligations.  Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord’s obligation pursuant to Paragraph 17.A.  Tenant’s repair and maintenance obligations shall include, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises.  Tenant shall also be responsible for all pest control within the Premises.

C. Tenant to Pay Expenses.  Tenant shall pay, as Additional Rent, Tenant’s Building Percentage of all reasonable costs and expenses paid or incurred by Landlord during the Term in operating, maintaining, repairing and replacing the Common Area (the “Common Area Expenses”), and Tenant’s Project Percentage of all reasonable costs and expenses paid or incurred by Landlord in operating, maintaining, repairing and replacing the Outside Area (the “Outside Area Expenses”).  The Common Area Expenses and Outside Area Expenses may include, as appropriate, the cost of labor, materials, supplies and services used or consumed in operating, maintaining, repairing and replacing the HVAC system, Common Area lighting, the Building elevator, if any, and the Outside Area, including landscaping and sprinkler systems, concrete walkways and paved parking areas; maintaining and repairing signs and site lighting; all utilities provided to the Building and the Outside Area; any alterations or improvements required by governmental authority to comply with applicable laws (excluding, however, any alterations or improvements required by the Americans with Disabilities Act); the cost of maintaining, repairing and replacing exterior windows; and a management fee.  Any Common Area Expenses or Outside Area Expense that constitute capital expenditures shall be amortized over their useful life in accordance with generally accepted accounting principles.
D. Monthly Payments.  From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term an amount estimated by Landlord to be Tenant’s Building Percentage of the monthly Common Area Expenses and Tenant’s Project Percentage of the monthly Outside Area Expenses.  The foregoing estimated monthly charges may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord’s experience and reasonably anticipated costs.  Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment.  Within one hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual Common Area Expenses and Outside Area Expenses (“Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period.  If Tenant’s payments for the Common Area Expenses or the Outside Area Expenses, as the case may be, do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement.  If Tenant’s payments exceed the Actual Expenses, Landlord shall either offset the excess against the Common Area Expenses or Outside Area Expenses, as appropriate, next thereafter to become due to Landlord, or shall refund the amount of the overpayments to Tenant, in cash, as Landlord shall elect.  There shall be appropriate adjustments of the Common Area Expenses and Outside Area Expenses as of the Commencement Date and expiration of the Term.

E. Compliance with Governmental Regulations.  Tenant shall, at its cost, comply with all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, County and federal governments and their departments, bureaus, boards and officials) arising from Tenant’s use or occupancy of the Premises.
18. Liens.  Tenant shall keep the Building and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien.  Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord.  Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility.  If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for such amounts upon demand.  Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the Interest Rate.
19. Landlord’s Right to Enter the Premises.  Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and “For Sale” signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building and the Outside Area ordinary “For Lease” signs and to show the Premises to prospective tenants.  The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant’s business.
20. Signs.  Landlord shall provide Tenant space for Tenant’s identification sign on an exterior monument sign in the Outside Area in common with other tenants of the Project and shall provide Tenant with Building-standard signage at the entrance to the Premises and a listing in the Building directory.  Tenant shall have no right to maintain any Tenant identification sign in any other location in, on or about the Building or the Project, and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building.  The size, design, color and other physical aspects of Tenant’s monument signage shall be subject to Landlord’s written approval prior to installation.  Tenant shall pay all costs associated with Tenant’s monument signage, including installation, maintenance, repair and removal.  Upon the expiration or sooner termination of this Lease, Tenant shall remove its signage from the monument sign and repair any damage to the monument sign caused by the installation and/or removal of Tenant’s sign.  If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease and repair any damage to the monument sign as required herein, Landlord may do so at Tenant’s expense.

21. Insurance.
A. Indemnification.  Tenant hereby agree to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or the Project or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises or the Project by Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents.  Tenant agrees that the obligations assumed herein shall survive this Lease.
B. Tenant’s Insurance.  Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers which afford the following coverages:
(i) Commercial general liability insurance in an amount not less than Two Million and no/100th Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than Fifty Thousand Dollars ($50,000)), naming Landlord and its Agents as additional insureds.
(ii) Special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises.  Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form.  As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured.  Landlord shall have no interest in the insurance proceeds on Tenant’s Personal Property.

(iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.
C. Premises Insurance.  During the Term Landlord shall maintain special form property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord’s option, earthquake and flood coverage) on the Building and the Adjacent Building(s), excluding coverage of all Tenant’s Personal Property located on or in the Premises, but including the Tenant Improvements, if any are provided for in Paragraph 9 of this Lease.  Such insurance shall also include insurance against loss of rents, including, at Landlord’s option, earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss.  Such insurance shall name Landlord and its Agents as named insureds and include a lender’s loss payable endorsement in favor of Landlord’s lender (Form 438 BFU Endorsement).  Tenant shall reimburse Landlord for Tenant’s Project Percentage of Landlord’s annual cost of such insurance as Additional Rent, monthly on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect.  If the Project insurance premiums are increased after the Commencement Date, due to an increase in the value of the Building or the Adjacent Building(s) or their replacement cost, Tenant shall pay Tenant’s Percentage of such increase within ten (10) days of notice of such increase.  If such insurance premiums are increased due to Tenant’s use of the Premises, improvements installed by Tenant, or any other cause solely attributable to Tenant, Tenant shall be required to pay the full amount of the increase.
D. Increased Coverage.  Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord’s lender may reasonably require to afford Landlord and Landlord’s lender adequate protection.
E. Co-Insurer.  If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage, Landlord shall sustain by reason thereof, including attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

F. Insurance Requirements.  All insurance shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days’ prior written notice to Landlord; and shall be primary as to Landlord.  The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage.  If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord.  Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the Interest Rate.
G. Landlord’s Disclaimer.  Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any cause whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord.  Landlord and its Agents shall not be liable for any latent defect in the Premises.  Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.
22. Waiver of Subrogation.  Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any property policy then in effect or would be insured against under a standard ISO special form causes of loss, CP 0030, policy of insurance.  Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.
23. Damage or Destruction.
A. Landlord’s Obligation to Rebuild.  If the Premises or the Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

B. Right to Terminate.  Landlord shall have the right to terminate this Lease in the event any of the following events occur:
(i) Insurance proceeds together with such sums which Tenant may in its sole discretion elect to contribute toward the cost of such repair are not available to pay one hundred percent (100%) of the cost of such repair; excluding Tenant’s pro rata share of the deductible for which Tenant shall be responsible;
(ii) The Premises or the Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction; or
(iii) The Premises or Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.
If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice.  If Landlord elects not to terminate the Lease, Landlord shall promptly, following the date of such damage or destruction, commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the same diligently to completion, in which event this Lease will continue in full force and effect.  All insurance proceeds from insurance under Paragraph 21., excluding proceeds for Tenant’s Personal Property, shall be disbursed and paid to Landlord.  Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.
C. Limited Obligation to Repair.  Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the Tenant Improvements, or the basic Building, as the case may be.
D. Abatement of Rent.  Rent shall be temporarily abated proportionately during any period when, by reason of such damage or destruction, Landlord reasonably determines that there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of the Premises.  Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s Personal Property or any inconvenience occasioned by such damage, repair or restoration.  Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

E. Damage Near End of Term.  Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage.  If Landlord does not elect to so terminate this Lease, the repair of such damage shall be governed by Paragraphs 23.A. and 23.B.
24. Condemnation.  If title to all of the Premises or Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises or Building will not, in Landlord’s and Tenant’s mutual opinion, result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof be taken.  A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.
If any part of the Premises or Building is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken.  The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy of the Premises is reduced.  If any portion of the Common Area or Outside Area is taken, Tenant’s Rent shall be reduced only if such taking materially interferes with Tenant’s use of the Common Area or Outside Area and then only to the extent that the fair market rental value is diminished by such partial taking.  If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure.  Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Property or Premises.
No award for any partial or entire taking shall be apportioned.  Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof.  Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of Tenant’s business, or its moving costs, or for the loss of its good will.

25. Assignment and Subletting.
A. Landlord’s Consent.  Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and, at Landlord’s election, shall terminate this Lease.  Each subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to he performed by Tenant.  Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing.
B. Information to be Furnished.  If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.
C. Landlord’s Alternatives.  Within five (5) days after Landlord’s receipt of the information specified in Paragraph 25.B., Landlord shall, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; (ii) to refuse its consent to the Sublet, or (iii) to terminate this Lease.  If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 25.B., subject, however, at Landlord’s election, to the condition that any excess of the Subrent over the Rent required to be paid by Tenant under this Lease less reasonable attorneys’ fees, brokerage commissions, and tenant improvement costs paid by Tenant in connection with the Sublet, shall be paid to Landlord.
D. Exempt Sublets.  Notwithstanding the above, Landlord’s prior written consent shall not be required for a Sublet to (i) an entity that controls, is controlled by, or is under common control with, Tenant, or (ii) an entity resulting from a merger with, consolidation or other corporate reorganization of Tenant, if Tenant gives Landlord prior written notice of the name of any such Subtenant and, in the event of an assignment, the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under this Lease.  An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord’s prior written consent.

26. Default.
A. Tenant’s Default.  A default under this Lease by Tenant shall exist if any of the following occurs:
(i) If Tenant fails to pay Rent or any other sum required to be paid hereunder when due; or
(ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within twenty (20) days after written notice from Landlord where such breach could reasonably be cured within such twenty (20) day period; provided, however, that where such failure could not reasonably be cured within the twenty (20) day period; that Tenant shall not be in default if it commences such performance within the twenty (20) day period and diligently thereafter prosecutes the same to completion; or
(iii) If Tenant assigns its assets for the benefit of its creditors; or
(iv) If the sequestration or attachment of or execution on any material part of Tenant’s Personal Property essential to the conduct of Tenant’s business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
(v) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.
B. Remedies.  Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:
(i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

(ii) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs.  Reletting may be for a period shorter or longer than the remaining term of this Lease.  No act by Landlord other than giving written notice to Tenant shall terminate this Lease.  Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.  On termination, Landlord has the right to remove all Tenant’s Personal Property and store same at Tenant’s cost and to recover from Tenant as damages:
(a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus
(b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus
(c) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus
(d) Any other amount necessary which is to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, and costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus
(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Paragraphs 26.B(ii)(a) and 26.B(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award.  The “worth at the time of award” of the amount referred to in Paragraph 26.B(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.
(iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.
C. Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.
27. Subordination.  This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively “Encumbrances”) which may now or hereafter affect the Building or the Project, provided, however, if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease to be prior and superior thereto, within seven (7) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.  Within ten (10) days after Landlord’s written request, Tenant shall execute any and all documents required by Landlord or the Holder required to make this Lease subordinate to any lien of the Encumbrance.  If Tenant fails to do so, it shall be deemed that this Lease is subordinated.

Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Building or the Project at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.
28. Estoppel Certificates.  Tenant shall within seven (7) days following written request by Landlord,
(i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in fall force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults; and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Project or a purchaser of the Building or the Project from Landlord.  Tenant’s failure to deliver an estoppel certificate within seven (7) days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord (b) that there are now no uncured defaults in Landlord’s performance and (c) that no Rent has been paid in advance.
(ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.
29. Transfer of the Building or the Project by Landlord.  In the event of any conveyance of the Building or the Project and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord’s obligations under this Lease.

30. Landlord’s Right to Perform Tenant’s Covenants.  If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel.  All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys’ fees.  Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.
31. Tenant’s Remedy.  If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Building, and neither Landlord nor its agents shall be liable for any deficiency.
32. Mortgagee Protection.  If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the Project, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.
33. Brokers.  Tenant and Landlord warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than JR Parrish, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.  Tenant agrees to indemnify, defend and hold Landlord and its Agents harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant’s execution of this Lease.
34. Modifications for Lender.  If, in connection with obtaining financing for the Building or the Project or any portion thereof, Landlord’s lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.

35. Parking.  Tenant shall have the right to use its pro rata share of the Project’s parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord.  Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities.  Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants.
36. General.
A. Notices.  Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail.  If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served.  At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1.  After the Commencement Date, the address of Tenant shall be the address of the Premises.  All notices shall be served to both the Premises and the address set forth in Paragraph 1.  Either party may change its address by giving notice of same in accordance with this paragraph.
B. Attorneys’ Fees.  If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs.
C. Acceptance.  This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.  Neither party shall record this Lease nor a short form memorandum thereof.
D. Captions.  The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.
E. Executed Copy.  Any fully executed copy of this Lease shall be deemed an original for all purposes.
F. Time.  Time is of the essence for the performance of each term, condition and covenant of this Lease.

G. Separability.  If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.
H. Choice of Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
I. Gender; Singular, Plural.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.
J. Binding Effect.  The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.
K. Waiver.  The waiver by Landlord of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment.  No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.
L. Entire Agreement.  This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.  Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.
M. Authority.  If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms.  Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

N. Exhibits.  All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.
O. Lease Summary.  The Lease Summary attached to this Lease is intended to provide general information only.  In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.
THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease:

TENANT:		LANDLORD:

VirnetX Inc., a Delaware corporation		GRANITE CREEK BUSINESS CENTER, a California general partnership

By:	/s/ Kendall Larsen Its: CEO	TBI-SV III, a California limited Partnership, General Partner

Date: 3/21/06		By:	/s/ Charles J. Toeniskoetter
Charles J. Toeniskoetter, Trustee of the Toniskoetter Faimly Trust dated December 19, 2001

Westwood Company — Scotts Valley, a California general partnership, General Partner

		By:	/s/ Anthony C. Morici Anthony C. Morici, Trustee of the
Morici Separate Property Trust dated
June 3, 1983

Date: 3/23/06

LEASE SUMMARY

LEASE DATE:	March 15, 2006

LANDLORD:	Granite Creek Business Center

LANDLORD’S ADDRESS:	c/o Toeniskoetter & Breeding, Inc.,
Development, 1960 The Alameda, San Jose, CA 95126

TENANT:	VirnetX Inc., a Delaware corporation

TENANT’S ADDRESS:	157 Provincetown Ct., Aptos, CA 95003

CONTACT PERSON/TELEPHONE #:	Kendall Larsen (650) 642-4838

PREMISES:	approximately 995 rentable square feet

BUILDING ADDRESS:	5615 Scotts Valley Drive, Scotts Valley, Ca. 95066

BUILDING SQUARE FOOTAGE:	approximately 38,000 rentable square feet

PROJECT SQUARE FOOTAGE:	approximately 90,000 rentable square feet

TENANT’S BUILDING PERCENTAGE:	3.11%

TENANT’S PROJECT PERCENTAGE:	1.11%

ANTICIPATED COMMENCEMENT DATE:	April 1, 2006

LEASE TERM:	Twelve (12) months

INITIAL MONTHLY RENT:	$1,144.25/ MONTH, NNN

SECURITY DEPOSIT:	$1,248.75

GRANITE CREEK BUSINESS CENTER
Scotts Valley, California

FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into as of April 1, 2007, by and between Granite Creek Business Center, a California general partnership (“Landlord”) and VirnetX Inc., a Delaware Corporation (“Tenant”) and is an Amendment to the Lease Agreement dated March 15, 2006 (“Lease”), relating to the Premises consisting of approximately nine hundred ninety-five (995) rentable square feet, as shown on EXHIBIT A of the Lease (the “Premises”) in that certain building, commonly known as 5615 Scotts Valley Drive, Scotts Valley, CA 95066 (the “Building”)
The parties now desire to amend the Lease as follows:
1. LEASE TERM.  Paragraph 4.A. of the Lease is amended to provide the termination date to be March 31, 2008.
2. RENT.  Paragraph 5.A. of the Lease is amended to reflect the following monthly rent schedule (NNN):

Months of Term	Monthly Rent (NNN)
April 1, 2007 – March 31, 2008	$1,243.75 per month
Except as specifically amended herein, the Lease dated March 15, 2006 is hereby ratified and affirmed.

LANDLORD		TENANT

GRANITE CREEK BUSINESS CENTER		VIRNETX, INC.
A CALIFORNIA GENERAL PARTNERSHIP

By	/s/ Brad Krouskup Its Member	By	/s/ Kendall Larsen Its President
	Date 4/23/07		Date 4/17/07

SECOND AMENDMENT TO LEASE
This Second Amendment to Lease (“Second Amendment”), dated as of April      , 2008, is entered into by and between Granite Creek Business Center, a California general partnership (“Landlord”), and VirnetX, Inc., a Delaware corporation (“Tenant”).
RECITALS
A. Landlord and Tenant entered into that certain Lease dated March 15, 2006, and amended by a First Amendment to Lease dated April 1, 2007 (collectively, the “Lease”) for the premises located at 5615 Scotts Valley Drive, Scotts Valley, California, currently consisting of approximately nine hundred ninety-five (995) rentable square feet.
B. The Term of the Lease is scheduled to expire on March 31, 2008.
C. Landlord and Tenant now desire to extend the Term of the Lease and to relocate Tenant to a larger suite within the Building, all on the terms and conditions set forth herein. The parties have agreed that all existing terms of the Lease shall remain in effect until June 1, 2008 (the date that Tenant shall be relocated to the new Premises), and thereafter the terms of the Lease shall be modified as provided in this Second Amendment.
AGREEMENT
In consideration of the mutual covenants set forth herein and other valuable consideration, Landlord and Tenant agree to amend the Lease as follows:
1. Premises. Paragraph 2 of the Lease is hereby amended to provide that, as of June 1, 2008, the Premises shall consist of the approximately three thousand eight hundred seventy-two (3,872) rentable square feet shown on Exhibit A attached hereto and commonly known as Suite 140. Tenant shall surrender possession of its existing premises, known as Suite 110, on May 31, 2008 in accordance with the provisions of paragraph 14 of the Lease.
2. Term. Paragraph 4.A. of the Lease is hereby amended to extend the Term for a period of four (4) years and three (3) months, so that the Term shall now expire on June 30, 2012, subject to further extension as provided in paragraph 11 below.
3. Rent. Paragraph 5.A. of the Lease is hereby amended to provide that, commencing June 1, 2008, the Monthly Rent shall be paid in accordance with the following schedule:

Months of Term	Monthly Rent

Jun 1, 2008 – Jun 30, 2008	$0.00/month
Jul 1, 2008 – Jun 30, 2009	$3,136.32/month
Jul 1, 2009 – Jun 30, 2010	$4,259.20/month
Jul 1, 2010 – Jun 30, 2011	$4,840.00/month
Jul 1, 2011 – Jun 30, 2012	$5,033.60/month

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4. Tenant’s Percentage. Paragraph 3.S. of the Lease is hereby amended to provide that, as of June 1, 2008, Tenant’s Building Percentage shall be increased to 12.10% and Tenant’s Project Percentage shall be increased to 4.30%.
5. Security Deposit. Paragraph 7 of the Lease is hereby amended to provide that the Security Deposit shall be increased to $5,033.60. Upon execution of this Second Amendment, Tenant shall deposit with Landlord the sum of $3,784.94 to increase the existing Security Deposit to such required amount.
6. Tenant Improvements. Paragraph 9 of the Lease is hereby amended to provide that Landlord shall complete the following improvements to the Premises at Landlord’s sole cost and expense: (i) construct a conference room with a glass side-light approximately 10 feet wide adjacent to the entry door, and one (1) private office at the locations shown on Exhibit B attached hereto, using Building-standard materials and finishes, and (ii) install locks on entry doors to all interior offices (collectively, the “Tenant Improvements”).
7. Expenses. Paragraph 17.C. of the Lease is hereby amended to provide that Common Area Expenses shall not include any capital expenditures by Landlord for the remodeling of the Building lobby and other portions of the Common Area; provided, however, that the foregoing is not intended to cover, and shall not be deemed to cover, an alterations to the Common Area that may be required to comply with applicable laws. Paragraph 17.D. of the Lease is hereby amended to provide that, commencing with the Common Area Expenses and Outside Area Expenses payable by Tenant for the 2009 calendar year, the Actual Expenses to be paid by Tenant (calculated on a per rentable square foot basis) shall not increase by more than three percent (3%) over the Actual Expenses paid by Tenant for the prior calendar year (calculated on a per rentable square foot basis). For example, if the Actual Expenses paid by Tenant for the 2008 calendar year were $0.66 per rentable square foot per month, than the Actual Expenses to be paid by Tenant for the 2009 calendar would not be more than $0.68 per rentable square foot per month.
8. Indemnification . The first sentence in paragraph 21.A. of the Lease is hereby deleted and replaced with the following:
Tenant hereby agree to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or the Project or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises or the Project by Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents or by Landlord’s breach of its obligations under this Lease.

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9. Damage or Destruction. Paragraph 23.B. of the Lease is hereby amended to add the following sentences at the end of the paragraph:
Tenant shall have the right to terminate this Lease if the Premises or the Building cannot, with reasonable diligence, be fully restored within one hundred eighty (180) days after the date of the damage or destruction. If Tenant elects to terminate this Lease, Tenant shall give Landlord written notice of its election to terminate within thirty (30) days after such damage or destruction.
10. Default. Paragraphs 26.A.(iv) and (v) of the Lease are hereby amended to increase the 30-day period set forth therein to 90 days.
11. Option to Extend. The Lease is hereby amended to add the following provisions as Paragraph 37:
37. Option to Extend.
A. Option Period. Provided that Tenant is not in default under this Lease either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of three (3) years (“Option Period”) on the same terms, covenants and conditions provided herein, except that upon such renewal (1) the Monthly Rent due hereunder shall be the greater of (a) the then fair market rental value of the Premises, and (b) $1.30 per square foot per month, and (2) the limitation on increases in Common Area Expenses and Outside Area Expenses payable by Tenant shall no longer be applicable. Tenant shall exercise its option by giving Landlord written notice (“Option Notice”) at least one hundred eighty (180) days, but not more than two hundred seventy (270) days, prior to the expiration of the initial Term of this Lease. This option to extend is personal to Tenant and may not be transferred or assigned to any third party.
B. Option Period Rent. The then fair market rental value of the Premises for the Option Period shall be determined as follows:
(i) The parties shall have thirty (30) days after Landlord receives the Option Notice within which to agree on the then fair market rental value of the Premises as defined in Paragraph 37.B.(ii). If the parties agree on the then fair market rental value of the Premises for the Option Period within thirty (30) days, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period. If the parties are unable to agree on the then fair market rental value of the Premises for the Option Period within thirty (30) days, then, the then fair market rental value of the Premises shall be determined as provided in Paragraph 37.B.(iii).

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(ii) The “then fair market rental value of the Premises” shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration all relevant factors, including the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable office/R&D space located in Scotts Valley, California.
(iii) Within seven (7) days after the expiration of the thirty (30)-day period set forth in paragraph 37.B.(i), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.
Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the then fair market rental value of the Premises. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal. After the fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Monthly Rent for the Option Period.

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12. Brokers. Landlord and Tenant each represent and warrant it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than JR Parrish Commercial Real Estate, and it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Second Amendment. Landlord and Tenant shall indemnify, defend and hold each other harmless from any and all liabilities and expenses, including attorneys’ fees and costs, arising out of or in connection with any claims asserted by any other broker or agent who represented, or allegedly represented, the indemnifying party in connection with this Second Amendment.
13. No Other Modifications. Except as set forth in this Second Amendment, the Lease is unmodified and in full force and effect.

LANDLORD			TENANT

GRANITE CREEK BUSINESS CENTER, a California general partnership			VIRNETX, INC., a Delaware corporation

			By:	/s/ Kathleen J. Sheehan

By:	TBI-SV III, a California general partnership, General Partner		Its:	CAO

	By:	/s/ Charles J. Toeniskoetter

Charles J. Toeniskoetter, Trustee of the Toeniskoetter 2001 Living Trust dated December 19, 2001

By:	Westwood Company Scotts Valley, a California general partnership, General Partner

	By:	/s/ Anthony C. Morici

Anthony C. Morici, Trustee of the Morici Separate Property Trust dated June 3, 1983

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